Exhibit 10.42

DATED AS OF THE 27 DAY OF AUGUST, 2021

AMONG

PRICESMART REALTY (TT) LTD

(the ‘Borrower’)

AND

FIRSTCARIBBEAN INTERNATIONAL BANK

(TRINIDAD & TOBAGO) LIMITED

(the ‘Bank’)

SECOND AMENDED AND RESTATED LOAN FACILITY AGREEMENT

(Up to US$10,000,000.00)

Prepared by:

_______________________

Melissa Inglefield

Attorney-at-Law

M HAMEL-SMITH & CO

Eleven Albion

Corner Dere & Albion Streets

Port of Spain

Trinidad

Tel:  Int (868) 821-5500

Fax: Int (868) 821-5501

E-Mail: mhs@trinidadlaw.com

Web site: http://www.trinidadlaw.com

2016 M Hamel-Smith & Co. – All Rights Reserved

Second Amended and Restated Loan Facility Agreement (Up to US$10,000,000.00)

Index to Clauses
1	Definitions and Interpretation
2	The Facilities
3	Purpose
4	Conditions
5	Drawdown
6	Repayment, Prepayment and Cancellation
7	Fees and Expenses
8	Payments
9	Representations and Warranties
10	Security and Undertakings
11	Default
12	Indemnities
13	Taxes
14	Changes in Circumstances
15	General
Schedule 1	Drawdown Notice
Schedule 2	Conditions Precedents

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

SECOND AMENDED AND RESTATED LOAN FACILITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN FACILITY AGREEMENT (this ‘Agreement’) is dated as of the 27 day of August, 2021 and made BETWEEN:

1.    The ‘Borrower’: PRICESMART REALTY (TT) LTD (formerly Pricesmart (Trinidad)  Limited) a company with limited liability incorporated under the Companies Act, 1995 (Ch. 81:01 of the laws of Trinidad and Tobago) with company number P 1916 (95) A and having its registered office at Endeavour Road and Narsaloo Ramaya Road, Chaguanas, in the island of Trinidad; and

2.    The ‘Bank’: FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED a bank licensed under the Financial Institutions Act, 2008 and incorporated as a company with limited liability under the Companies Act Chap. 81:01 of the revised laws of Trinidad and Tobago and having its registered office at 74 Long Circular Road, Maraval, Trinidad.

RECITALS:

A.    This Agreement is made supplemental to (1) the Loan Facility Agreement (the ‘Original Loan Agreement’) dated the 19th day of February, 2009 and made between the Borrower and the Bank and the Loan Facility Agreement Supplement (the ‘Supplement’) dated the 27th day of August, 2011 made between the same parties; and (2) the amended and restated loan facility agreement (the ‘First Amendment’) dated the 31st day of May, 2016 made between the Borrower and the Bank.

B.    By the Original Loan Agreement, the Bank agreed to make available to the Borrower a loan facility of up to NINE MILLION FIVE HUNDRED THOUSAND US DOLLARS (US$9,500,000.00) for the purposes set out therein and subject to the terms and conditions in the Original Loan Agreement including that the loan granted thereunder be secured by the Original Security Instruments.

C.    By the Supplement, the repayment terms of the Original Loan Agreement were varied as therein mentioned.

D.    By the First Amendment, the Original Loan Agreement as varied by the Supplement was amended and restated in their entirety as set out therein.

E.    As at the date hereof, the amount outstanding under the First Amendment is the aggregate sum of TWO MILLION SIXTEEN THOUSAND THREE HUNDRED AND TWENTY-SIX US DOLLARS AND SEVEN US CENTS (US$2,016,326.07) (the ‘Outstanding Sum’) which is due to be repaid by the Borrower on the 27th day of August, 2021.

F.    The Borrower and the Bank have agreed to enter into this Agreement for the purposes of:

(i)    making available to the Borrower an additional sum of up to TEN MILLION US DOLLARS (US$10,000,000.00) (the ‘Additional Loan’)  for the purposes of (a) refinancing the Outstanding Sum; and (b) to repay in part inter-company payables; and

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

(ii)    amending and restating the First Amendment.

F.    The First Amendment was stamped as the primary security for the repayment of the Secured Liabilities at bond covenant duty to secure the aggregate sum of US$7,000,000.00, of which the sum of US$2,016,326.07 remains outstanding thereunder.  It is intended that this Agreement shall be stamped at bond covenant duty to cover the difference between the Additional Loan and the Outstanding Sum in the sum of US$7,983,673.93.

NOW THEREFORE IT IS HEREBY AGREED  by and between the parties that in pursuance of the terms of the said agreement and in consideration of the premises and in order to secure the payment and performance of the obligations of the Borrower in this Agreement, the parties agree that the First Amendment shall be amended and restated, as follows:

1    DEFINITIONS AND INTERPRETATION

1.1    Definitions

In this Agreement, unless the context otherwise requires:

‘Advance’ means an advance made or to be made by the Bank to the Borrower under this Agreement or, as the context may require, the principal amount thereof from time to time outstanding;

‘Affiliate’ means any legal entity which controls, is controlled by, or is under common control with another legal entity.  An entity is deemed to “control” another if it owns directly or indirectly at least fifty percent of either of the following”

(A)    The shares entitled to vote at a general election of directors of such other entity;

(B)    The voting interest in such other entity if such other entity does not have either shares or directors;

‘Balloon Payment’ means a balloon payment in the sum of FIVE MILLION TWO HUNDRED THOUSAND US DOLLARS (US$5,200,000.00) payable on the Repayment Date in accordance with Clause 6.1 hereof;

‘Business Day' means a day on which commercial banks in Trinidad and Tobago and the United States of America are open for business of the kind contemplated in this Agreement (not being a Saturday or Sunday or public holiday);

‘Capital Expenditure’ means any expenses incurred which would be treated as a capital expense in accordance with International Financial Reporting Standards in Trinidad and Tobago, including but not limited to, expenses incurred in acquiring or upgrading physical assets such as buildings and machinery;

‘Commitment’ means the commitment of the Bank to make the Advance up to the Facility Amount on the terms and conditions of this Agreement;

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

‘Conditions Precedent’ means the conditions precedent set out in Schedule 2;

‘Debenture – RBTT’ means the debenture dated the 5th day of August 2003 and registered on the 4th day of September 2003 with registration No. DE2003 0326 3635 D001 together with a supplemental mortgage debenture dated as of the 2nd day of December 2008 and registered on the 22nd day of December 2008 with registration No. DE 2008 0306 9674 D001 whereby the Borrower created in favour of RBTT Bank Limited a mortgage over the property known as PriceSmart Chaguanas as more particularly described in the schedule thereto as security for the repayment of all moneys and liabilities specified therein;

‘Deed of Subordination’ means the deed of subordination of even date herewith entered into in favour of the Bank by the Borrower, PSI and PMST subordinating fifty percent (50%) of the Intercompany Debt to the amounts owing by the Borrower to the Bank;

‘Default Rate’ means the Interest Rate plus 2% per annum;

‘Drawdown Date’ means, in relation to any Advance, the date on which the Advance is made;

‘Drawdown Notice’ means a notice in the form set out in Schedule 1;

‘Encumbrance’ means any mortgage, pledge, charge, lien, assignment by way of security, title retention, hypothecation or other security agreement or arrangement or other interest vested in a third party, including those imposed or arising by operation of law or equity;

‘Event of Default' means any of the events or circumstances described in Clause 11.1 and includes any event which, with the giving of notice and/or lapse of time and/or a determination being made under the relevant sub-clause, would be an Event of Default;

‘Facilities' means the loan facilities made available to the Borrower by the Bank upon the terms and subject to the conditions set out in this Agreement;

‘Facility Amount' means the sum of up to TEN MILLION U.S. DOLLARS (US$10,000,000.00);

‘Financial Indebtedness' means Indebtedness incurred in respect of:

(a)    money borrowed, raised or deposited;

(b)    any bond bill of exchange note loan stock debenture commercial paper or similar security or instrument;

(c)    acceptance, documentary credit or guarantee facilities;

(d)    deferred payments for assets or services acquired but excluding trade credit in the ordinary course of business not exceeding ninety (90) calendar days;

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

(e)    rental payments under leases, whether in respect of land buildings machinery equipment or otherwise, entered into primarily as a method of raising finance or financing the acquisition of the relevant asset;

(f)    payments under hire purchase contracts;

(g)    factored debts, to the extent that there is recourse;

(h)    guarantees bonds standby letters of credit or other instruments issued in connection with the performance of contracts or obligations;

(i)    interest rate or currency swaps and similar financial transactions;

(j)    guarantees indemnities or other assurances against financial loss in respect of Indebtedness of any person falling within any of paragraphs (a) to (i) inclusive above; and

(k)    amounts raised or obligations incurred under any other transaction having the commercial effect of any of the above;

‘Financial Costs’ means all fees charges expenses and disbursements payable by the Borrower to the Bank including all legal charges and disbursements;

‘First Supplemental Mortgage’ means the deed of supplemental mortgage dated the 30th day of May, 2016 and made by the Borrower in favour of the Bank.

‘First Supplemental Debentures’ mean:

(1)    the supplemental debenture dated the 30th day of May, 2016 and made by PSMT in favour of the Bank;

(2)    the supplemental debenture dated the 30th day of May, 2016 and made by PSOL in favour of the Bank;

(3)    the supplemental debenture dated the 30th day of May, 2016 and made by the Borrower in favour of the Bank;

‘First Supplemental Guarantee’ means the supplemental guarantee and indemnity dated the 30th day of May, 2016 and made by PSMT and PSOL in favour of the Bank;

‘First Supplemental Security Instruments’ includes (i) the First Supplemental Debentures; (ii) the First Supplemental Mortgage; (iii) the First Supplemental Guarantee; (iv) any other document designated as such in writing by both or all parties to it, and (v) each variation or amendment of or supplement to any document referred to in (i) to (iv) above from time to time (and where the context permits includes any one or more of them);

‘Group’ means the Borrower, PSMT and PSOL;

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

'Guarantee' means the joint and several guarantee and indemnity dated of even date herewith made by PSMT and PSOL in favour of the Bank, as same may be further amended or supplemented from time to time, by way of further and/or additional and/or collateral security to that created by this Agreement for the repayment and discharge of the Secured Liabilities;

'Guarantors' means as at the date hereof together PSMT and PSOL, and individually each a ‘Guarantor’;

‘Indebtedness' means any obligation for the payment or repayment of money, whether present or future, actual or contingent, sole or joint;

‘Intercompany Debt’ means the total combined amounts owing from time to time by the Borrower to any member of the Group and/or PSI;

‘Insurance Policies’ mean (i) that fire and special perils insurance policy no. PCF 10010845001 with Sagicor General Insurance, Inc., providing coverage in respect of the Properties (including business interruption coverage with standard deductibles within the industry (satisfactory to the Bank) for such coverage) for the total declared value of TEN MILLION GIVE HUNDRED THOUSAND US DOLLARS (US$10,500,000.00); (ii) that insurance policy no. PCF 10010845001 with Sagicor General Insurance, Inc., providing general insurance cover (including loss of rent and business interruption insurance) in the minimum mount of TWO MILLION NINE HUNDRED THOUSAND US DOLLARS (US$2,900,000.00) with the Bank noted as first loss payee; (iii) any insurance policy replacing any of the above policies; and (iv) any other insurance policy providing coverage in respect of the Properties and/or any business of the Borrower in relation to the Properties, and ‘Insurance Policy’ shall mean any one of them;

‘Interest Rate’ means 3-Month LIBOR plus the Margin until the LIBOR Discontinuation Date, upon which the Interest Rate shall be the Replacement Reference Rate plus the Margin;

‘LIBOR Discontinuation Date’ means the date on which the London interbank offered rate ceases to be published or it otherwise unavailable to be used as a benchmark or reference rate;

‘Loan’ means the aggregate principal amount of Advance(s) for the time being outstanding under this Agreement;

‘Loan Agreement’ means this Agreement as same may be amended, supplemented, novated or replaced from time to time;

‘Loan to Value Ratio’ means, at any time, the percentage obtained by dividing the Loan amount by the Value amount and multiplying the result by 100;

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

‘Loss Payee Endorsements’ means endorsements to be made on those policies of insurance selected by the Bank of those taken out  by the Borrower on its properties whereby the Bank is shown as loss payee, in such form as the Bank shall approve;

‘Margin’  means three point seven five percent (3.75%) per annum

‘material adverse change’  means, where used in relation to the affairs of the Borrower, a change in the financial condition or operation of the Borrower which, in the opinion of the Bank, would reasonably be expected to have a material adverse effect.

‘material adverse effect’  means a material adverse effect on (a) the operation, or financial or other condition of the Borrower which would negatively affect the ability of the Borrower to perform and discharge their obligations under the facilities or the Facility documents; or (b) the Bank’s ability to enforce its rights or remedies under the Security Instruments;

‘Material Consent’ means, in relation to any member of the Group, any approval, authorisation, consent, exemption, licence, permission or registration by, of or from any governmental or regulatory or other authority or person necessary or appropriate for (i) the carrying on by it of its business and (ii) the execution, delivery and performance of this Agreement and any Related Document and the use of the Facility;

‘Original Collateral Mortgage’ has the meaning ascribed to it in Schedule 3 hereto.

‘Original Debentures’ mean together the Original Debenture – PSMT, the Original Debenture – PSOL and the Original Debenture – PST, and any of them individually an ‘Original Debenture’;

‘Original Debenture – PSMT’ has the meaning ascribed to it in Schedule 3 hereto.

‘Original Debenture – PSOL’ has the meaning ascribed to it in Schedule 3 hereto.

‘Original Debenture – PST’ has the meaning ascribed to it in Schedule 3 hereto.

‘Original Deed of Subordination’ has the meaning ascribed to it in Schedule 3 hereto.

‘Original Letter of Undertaking’ has the meaning ascribed to it in Schedule 3 hereto.

‘Original Guarantee’ has the meaning ascribed to it in Schedule 3 hereto.

 ‘Original Security Instruments’  means those instruments described in Schedule 3 hereto;

‘Payment Date’ means the 27th day of each month in each year after the date hereof up to and including the Repayment Date provided that if any such date is not a Business Day, the relevant Payment Date shall be the first Business Day occurring immediately after such specified date;

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

‘Permitted Encumbrances’ means the Debenture – RBTT, the Mortgage – Chaguanas and any of the Encumbrances described in Clause 10.3(2);

‘Potential Default’ means any event which, with the giving of notice or any certificate or the lapse of time or the making of any determination or the satisfaction of any other condition (or any combination thereof), might/would constitute an Event of Default;

‘PriceSmart San Fernando’ means the property located off South Trunk Road, La Romaine, San Fernando, more particularly described in the schedule to the  Collateral Mortgage  - San Fernando;

‘Properties’ means PriceSmart San Fernando or any property which may from time to time be added or substituted for the Properties;

‘PSE’ means PriceSmart Exempt SRL, an exempt society with restricted liability organised under the Societies with Restricted Liability Act of the laws of Barbados with society number 120 the registered address of which is The Ernst & Young Building, Bush Hill, Bay Street, St. Michael, Barbados;

‘PSE Articles of Organisation Amendment’ means the amendment to the Articles of Organisation of PSE to change the restriction therein preventing it from transacting business with any resident of the Caricom region to one preventing it from transacting business with any resident of Barbados;

‘PSI’ means PriceSmart, Inc., a corporation incorporated and existing under and by virtue of the General Corporation Law of the laws of the State of Delaware with its registered office at 1209 Orange Street, Wilmington, New Castle Delaware, and with its headquarters at 9740 Scranton Road, San Diego, California, United States of America;

‘PSMT’ means PSMT Trinidad/Tobago Limited (formerly PSMT Trinidad/Tobago Limited), a company with limited liability incorporated under the Companies Act, 1995 (Ch. 81:01 of the laws of Trinidad and Tobago) with company number P-1676(95) and having its registered office at Endeavour Road and Narsaloo Ramaya Road, Chaguanas, in the island of Trinidad;

‘PSOL’ means Pricesmart Clubs (TT) Limited (formerly P S Operations Limited), a company with limited liability incorporated under the Companies Act, 1995 (Ch. 81:01 of the laws of Trinidad and Tobago) with company number P-1675(95) and having its registered office at Endeavour Road and Narsaloo Ramaya Road, Chaguanas, in the island of Trinidad;

‘Related Document’ means any document or instrument required by this Agreement to be executed delivered or produced by the Borrower or the Guarantors including, but not limited to, the Security Instruments;

‘Repayment Date’ means the          day of August, 2026;

‘Repayment Period’ means the period commencing with the date hereof and ending on the Repayment Date;

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

‘Replacement Reference Rate’ means an alternative reference rate selected by the Bank, and agreed by both parties after due consideration to prevailing market convention for determining a rate of interest for loans of a similar type, which may reflect adjustments to the related spread or margin;

‘Reset Date’ means the day occurring immediately prior to each anniversary date of the first Advance during the Repayment Period;

‘Secured Liabilities’ means all monies obligations and liabilities whatsoever whether for principal interest or otherwise in whatever currency which may now or at any time in the future be due owing or incurred under the terms of this Agreement and any of the Security Instruments whether actual or contingent and whether alone severally or jointly as principal guarantor surety or otherwise and in whatever name or style and whether on any current or other account or in any other manner whatsoever;

‘Security Assets’ means the assets rights and property of the Borrower and each of the  Guarantors which are the subject of any security created or purported to be created by the Security Instruments and includes any part or any interest in them subject to the Permitted Encumbrances;

‘Security Instruments’ means the Original Security Instruments as supplemented by the First Supplemental Security Instruments and the Second Supplemental Security Instruments.

‘Security Interest’ means any mortgage, pledge, lien, hypothecation, encumbrance, security assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever having the effect of conferring security;

‘Security Period’ means the period commencing on the date hereof and ending on the date when no monies or other obligations of the Borrower or any Guarantor or other security provider remain outstanding under this Agreement;

‘Second Supplemental Debentures’ mean:

(1)    the second supplemental debenture dated of even date herewith and made by PSMT in favour of the Bank;

(2)    the second supplemental debenture dated of even date herewith and made by PSOL in favour of the Bank;

(3)    the second supplemental debenture dated of even date herewith and made by the Borrower in favour of the Bank;

‘Second Supplemental Guarantee’ means the second supplemental guarantee and indemnity dated of even date herewith made by PSMT and PSOL in favour of the Bank;

‘Second Supplemental Mortgage’ means the second supplemental mortgage dated of even date herewith and made by the Borrower in favour of the Bank;

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

‘Second Supplemental Security Instruments’ includes (i) the Second Supplemental Debentures; (ii) the Second Supplemental Mortgage; (iii) the Second Supplemental Guarantee; (iv) any other document designated as such in writing by both or all parties to it, and (v) each variation or amendment of or supplement to any document referred to in (i) to (iv) above from time to time (and where the context permits includes any one or more of them);

‘Taxes’ includes all present and future taxes levies imposts duties fees charges or withholdings of whatever nature and wherever levied charged or assessed, together with any interest thereon and any fines surcharge or penalties in respect thereof.

‘3-Month LIBOR’ means the rate of interest offered in the London inter-bank market and published on the Bloomberg Financial Market Service for three (3) month loans of an equivalent or similar amount to the Loan as conclusively determined by the Bank at 11:00AM on each Reset Date, and if no such rate is available, the most recent such rate published on the Bloomberg Financial Market Service prior to the relevant Reset Date, subject at all times to a floor of 0.00%;

‘US$’,  ‘US Dollars’, or ‘USD’ means the lawful currency of the United States of America;

‘Value’ means the combined total value of the Properties from time to time determined and provided to the Bank in accordance with Clause 10.2(e).

1.2    Interpretation

(1)    In this Agreement, unless otherwise expressly provided, any reference to:

(a)    the Borrower and the Guarantors shall be construed so as to include their respective successors and assigns from time to time;

(b)    a time of day is a reference to Trinidad and Tobago time;

(c)    a ‘person’ shall be construed as a reference to any individual, firm, company, society, body corporate, government, state or state entity or any association or partnership (whether or not having separate legal personality) or any two or more of the foregoing;

(d)    this Agreement or any reference to another document or instrument, is a reference to this Agreement or to that other document or instrument, as the same may have been, or may from time to time be, amended or supplemented;

(e)    the liquidation, winding-up or dissolution of a company, society or body corporate or the appointment of a receiver, manager or administrator of or in relation to a company, society or body corporate or any of its assets shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which it is incorporated or any jurisdiction in which it carries on business or has assets or liabilities;

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

(f)    a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

(g)    any statutory provision shall include a reference to such provision as from time to time re-enacted, amended, extended or replaced.

(2)    Fees, costs and expenses payable under or pursuant to this Agreement shall be exclusive of any value added tax or similar taxes chargeable on them, which shall accordingly be payable in addition.

(3)    In this Agreement, words importing the singular shall include the plural and vice versa.

(4)    Headings in and the list of contents of this Agreement are for ease of reference only and shall not affect its interpretation.

2    THE FACILITY

Subject to the terms and conditions of this Agreement, the Bank agrees to make available to the Borrower a long term loan facility in the maximum aggregate principal amount equal to the Facility Amount.

3    PURPOSE

(1)    The Advances under the Facilities up to the sum of US$2,016,326.07 shall be applied towards refinancing the Outstanding Sum.  The Advances under the Facilities up to the sum of US$7,983,673.93 shall be applied towards the repayment on inter-company payables.

(2)    The Borrower shall not use any Advance for any purpose except that permitted in this Clause. However, failure by the Borrower to comply with this Clause shall not prejudice any rights of the Bank, which shall not be responsible for monitoring or ensuring the use or application by the Borrower of any Advance.

4    CONDITIONS

4.1    Conditions for first Advance

The first Drawdown Notice may not be issued, and the Bank shall not be obliged to make any Advance, unless the Conditions Precedent have been satisfied and it shall have received, in each case in form and substance satisfactory to it, the documents, items and evidence specified in Schedule 2 unless waived by the Bank and shall have notified the Borrower accordingly.

4.2    Conditions for all Advances

The obligation of the Bank to make each and every Advance is subject to the further conditions precedent that:

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

(a)    at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, the representations and warranties set out in Clause 9 are true and correct on and as of each such time as if each were made with reference to the facts and circumstances existing at such time; and

(b)    at the time of the giving of the relevant Drawdown Notice and at the time of such Advance, no Event of Default or Potential Default shall have occurred and be continuing or would result from the making of such Advance.

5    DRAWDOWN

5.1    Drawdown

(1)    Subject to the terms and conditions of this Agreement, the Borrower may draw Advances up to the Facility Amount provided that:

(a)    the Bank shall have received a duly completed and executed Drawdown Notice relating to each proposed Advance not later than 10:00 am on the Business Day prior to the proposed Drawdown Date of such Advance;

(b)    the aggregate of all Advances shall not exceed the Facility Amount.

(2)    Subject as otherwise expressly provided in this Agreement, each Drawdown Notice shall be irrevocable and the Borrower shall be obliged to borrow accordingly.

5.2    Payment of Advances

Subject as otherwise provided in this Agreement, the Facility Amount shall be made available on the Drawdown Date therefor by the Bank (i) satisfying all Financing Costs; and (ii) crediting the balance of the Facility Amount to such bank account of the Borrower as it shall specify to the Bank for this purpose in the relevant Drawdown Notice.

6    REPAYMENT, PREPAYMENT AND CANCELLATION

6.1    Interest and Repayment

(1)    The Borrower shall pay to the Bank interest on the Facility Amount on each relevant Payment Date.  Such interest shall be paid at the Interest Rate.

(2)    There shall be a moratorium on the repayment of the principal sum of the Loan for a period of one (1) year from the first Drawdown Date (the ‘Moratorium’). Thereafter, the Borrower shall repay the principal sum of the Loan by forty-eight (48) consecutive monthly instalments of principal and interest combined made on each Payment Date occurring after the Moratorium in accordance with the payment schedule provided by the Bank to the Borrower on the date hereof. The principal sum outstanding on the Repayment Date shall be repaid via the payment by the Borrower of the Balloon Payment.

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

(3)    In circumstances where there is a change in the Interest Rate, the Bank shall supply to the Borrower a replacement payment schedule within thirty (30) calendar days thereof.

6.2    Prepayment

(1)    On any Payment Date, the Borrower may (provided that it shall have given to the Bank not less than thirty (30) calendar days’ prior written notice specifying the date and intended amount of the prepayment) prepay to the Bank the whole or any part of the Facility, subject to a minimum prepayment amount of ONE HUNDRED THOUSAND US DOLLARS (US$100,000.00).

 (2)    Prepayments under this Agreement shall be made together with accrued interest thereon and all other amounts payable under and in relation to this Agreement and any Related Document.

(3)     No amount prepaid under this Agreement may be redrawn.

(4)    Any notice of prepayment given by the Borrower under this Agreement shall be irrevocable and the Borrower shall be bound to prepay the relevant amount(s) in accordance with such notice. The Borrower may not prepay all or any part of any Advance except in accordance with the express terms of this Agreement.

(5)    Any partial prepayment shall be applied against and shall reduce or if applicable extinguish the amounts specified in Clause 6.1 in inverse order of maturity.

6.3    Default interest

The Borrower shall, on demand by the Bank, pay to the Bank interest on sums (including but without limitation default interest) not paid on their respective due dates under this Agreement from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank to be two percent (2%) per annum above the applicable Interest Rate (the ‘Default Rate’).

6.4    Basis of calculation

All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of the actual number of calendar days elapsed and a 360-day year. Any certificate or determination by the Bank as to any rate of interest payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Bank shall deliver to the Borrower not later than ten (10) Business Days prior to any Payment Date the Bank’s calculation of any change to the payment schedule after determining same.

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

7    FEES AND EXPENSES

7.1    Acceptance fee

Unless already paid upon the acceptance of the offer of financing, the Borrower will pay to the Bank, on the first Drawdown Date or if earlier seven (7) calendar days after the date of this Agreement, the following:

(1)    a refinance fee in the sum of 0.25% of the sum of US$2,016,326.07; and

(2)    a finance fee in the sum of 0.45% if the increased sum of US$7,983,673.93.

7.2    Expenses

(1)    The Borrower shall pay, on demand and on a full indemnity basis, to the Bank the amount of all reasonable costs and expenses (limited to legal and out-of-pocket expenses) which the Bank incurs in connection with the preparation negotiation execution and delivery of this Agreement and any Related Document.

(2)    The Borrower shall pay, on demand and on a full indemnity basis, to the Bank all reasonable costs and expenses (limited to legal and out-of-pocket expenses) incurred by it in connection with any actual or proposed amendment or extension of or any waiver or consent under this Agreement and in contemplation of or otherwise in connection with the enforcement (or attempted enforcement) of, or preservation (or attempted preservation) of any rights under, this Agreement and/or any Related Document or otherwise in respect of any monies from time to time owing under this Agreement.

7.3    Duties

The Borrower shall pay all stamp, documentary, registration or other similar duties or Taxes (including any payable by the Bank) imposed on or in connection with this Agreement and/or any other Related Document and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

7.4    Payment by deduction

The Bank shall be entitled to effect payment (to the extent not already discharged) of all fees expenses and other sums due and payable by the Borrower under this Clause 7 out of and by deduction from any Advance and the Borrower hereby irrevocably authorises the Bank to do so.

8    PAYMENTS

8.1    Payments

(1)    All payments to be made by the Borrower under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and free and clear of any deductions or withholdings,

Second Amended and Restated Loan Facility Agreement

(Up to US$10,000,000.00)

in immediately available, freely transferable, cleared funds in US Dollars as appropriate not later than 11.00 am on the due date to the Bank or such account of the Bank as it may from time to time notify to the Borrower.

(2)    In the case of a partial payment by the Borrower, the Bank may appropriate such payment towards such of the obligations of the Borrower under this Agreement as the Bank may decide in order of longest standing maturity. The Borrower waives any right to make an appropriation in respect of a partial payment. Any appropriation by the Bank shall apply to the exclusion of any actual or purported appropriation by the Borrower.

8.2    Business Days

Save as otherwise provided in this Agreement, if any payment would otherwise be due on a day which is not a Business Day, the next following Business Day shall be substituted for such day unless such Business Day shall be in a new calendar month in which case such payment shall instead be made on the immediately preceding Business Day.  Interest and fees shall be adjusted accordingly.

8.3    Accounts

Account(s) maintained by the Bank in connection with the Facility shall (save for manifest error) be prima facie evidence of the amounts from time to time owing by the Borrower to the Bank under this Agreement.

9    REPRESENTATIONS AND WARRANTIES

9.1    Representations and warranties

The Borrower represents and warrants to the Bank that:

(a)    it is a company with limited liability duly incorporated and validly existing under the laws of Trinidad and Tobago and has power to carry on its business and to own its property and other assets;

(b)    it has power and authority to execute deliver and perform its obligations under this Agreement and any Related Document and to use the Facility; all necessary action has been taken (and not revoked) or will be taken to authorise the execution delivery and performance of this Agreement and any Related Document; and subject to all applicable insolvency laws this Agreement constitutes, and any Related Document is or when executed and delivered will be, its valid and legally binding obligation enforceable in accordance with the terms hereof and thereof;

(c)    the execution delivery and performance of this Agreement and any Related Document and the use of the Facility do not and will not:

Second Amended and Restated Loan Facility Agreement

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(i)    contravene any law, regulation, directive, judgment or order to which it is subject; or

(ii)   result in any actual or potential breach of or default under any obligation agreement instrument or Material Consent to which it is a party or by which it is bound or which it requires to carry on its business; or

(iii)   contravene any provision of its articles and by-laws, memorandum and articles of association and/or statutes and/or constitutional documents or that of any member of the Group; or

(iv)   result in any limitation on its powers to borrow or incur Financial Indebtedness being exceeded; or

(v)   result in the creation or imposition of or oblige it to create any Encumbrance on its undertaking or any of its assets rights or revenues;

(d)    its obligations under this Agreement and any Related Document are its direct, general and unconditional obligations and rank at least pari passu with all other of its present and future unsecured and unsubordinated Indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract);

(e)    no litigation, arbitration or administrative proceeding and without limitation no dispute with any statutory or governmental authority is current or pending or threatened against it or any other member of the Group or any of its respective assets which might have a material adverse effect on its respective business, assets or financial condition or its ability to observe or perform its respective obligations under this Agreement or any Related Document having regard to all its other obligations;

(f)    no Event of Default or Potential Default has occurred and is continuing;

(g)    neither it nor any other member of the Group is in default in the payment of any due and payable Taxes or in the filing, registration or recording of any document or under any legal or statutory obligation or requirement which default might have a material adverse effect on its respective business, assets or financial condition or its ability to observe or perform its respective obligations under this Agreement or any Related Document;

(h)    neither it nor any other member of the Group is (or would with the giving of notice or lapse of time or any certificate or the making of any determination or any combination thereof be) in breach of or in default under any agreement relating to Financial Indebtedness to which it or such company is a party or by which it or such company is bound which might have a material adverse effect on its respective business, assets or financial condition or its ability to observe or perform its respective obligations under this Agreement or any Related Document having regard to all its other obligations;

Second Amended and Restated Loan Facility Agreement

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(i)    there has been no material adverse change in the financial condition of the Borrower or any other member of the Group since the date of the last audited consolidated accounts before each date on which this warranty is deemed to have been given which would affect the Borrower’s ability to perform its obligations hereunder;

(j)    there exists no Encumbrance other than any Permitted Encumbrances over the whole or any part of the present or future undertaking, assets, rights or revenues (including uncalled capital) of itself or any of its Subsidiaries and no obligation to create any such Encumbrance;

(k)    the latest consolidated report and financial statements of Borrower and the other members of the Group have been prepared in accordance with International Financial Reporting Standards as applicable (‘IFRS’) which have been consistently applied and give a true and fair view of the financial condition, assets and liabilities of the Group at the date to which such financial statements have been prepared; and since that date there has been no material adverse change in the financial condition or the business, assets or operations of the Group which might have a material adverse effect on its respective business, assets or financial condition or its ability to observe or perform its respective obligations under this Agreement or any Related Document having regard to all its other obligations;

(l)    it has obtained and complied with all Material Consents, if any, (and the same are in full force and effect);

(m)   it is not necessary or advisable that this Agreement be filed, registered, recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp, documentary, registration or similar Tax or duty be paid on or in relation to this Agreement or any Related Document save for stamp duty on this Agreement under the Bond/Covenant heading of the schedule to the Stamp Duty Act (Chap. 76:01) and fixed collateral stamp duty on the other Supplemental Security Instruments and that the Supplemental Collateral Mortgage be registered in the Deeds Registry of Trinidad and Tobago and that statements of charge attaching copies of each of the duly stamped and registered Debentures, Collateral Mortgages, and the Assignment of Insurance Policies be filed in the Companies Registry within thirty (30) calendar days of their execution;

(n)    all factual information supplied to the Bank in contemplation or for the purpose of this Agreement or the Facility was true and accurate in all material respects as at its date and did not omit anything material, no change has occurred since the date on which such information was supplied which renders the same untrue or misleading in any material respect, and all projections and statements of belief and opinion given by the Borrower to the Bank were made honestly and in good faith after due and careful enquiry and remain valid;

(o)    The Borrower has good and marketable title to the Security Assets subject to the Permitted Encumbrances except as expressly contemplated or permitted by this

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Agreement and all information provided by or on behalf of the Borrower was true in all material respects.

9.2    Repetition

The representations and warranties in Clause 9.1 will be deemed to be repeated by the Borrower on and as of each Drawdown Date and each Payment Date as if made with reference to the facts and circumstances existing at such respective date.

9.3    Effect of investigation

The rights and remedies of the Bank in respect of any misrepresentation or breach of warranty on the part of the Borrower shall not be prejudiced or affected by any investigation of the Borrower or any other person by or on behalf of the Bank or without limitation any other act or matter which, but for this provision, would or might prejudice or affect any such rights or remedies.

10    SECURITY AND UNDERTAKINGS

10.1    Security

(1)    The Loan and all interest and other sums payable under or in respect of the Facility shall at all times be secured or, as the case may be, guaranteed by the Security Instruments.

(2)    The Borrower shall, and shall procure that PSE and each other member of the Group granting any security or guarantee under or in respect of the Facility shall, forthwith on demand by the Bank, do and execute any and all further acts deeds documents and things as may from time to time be in the reasonable opinion of the Bank necessary or advisable to perfect each Security Document and protect the interests of the Bank thereunder.

10.2    General undertakings

The Borrower undertakes with the Bank that, so long as any Commitment is in force or any monies or obligations are outstanding under this Agreement:

(a)        it will ensure that its obligations under this Agreement shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by contract);

(b)        it will deliver to the Bank, two (2) copies, promptly and in any event not later than thirty (30) calendar days after the relevant period, of internal management accounts relating to the Borrower, containing financial information (in no less detail than such as having been prepared prior to the date of this Agreement) in respect of successive semi-annual periods during each of its financial years;

(c)         it will procure that PSMT prepare consolidated financial statements in respect of each financial period in accordance with Clause 10.10 and cause the same to be

Second Amended and Restated Loan Facility Agreement

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audited by its auditors and deliver two (2) copies of the same to the Bank promptly and in any event not later than one hundred and twenty (120) calendar days after the end of the relevant financial period (fiscal year end) and also deliver to the Bank at least twenty-one (21) calendar days before each annual general meeting a copy of its directors’ report and any other documents required by law to be attached thereto;

(d)       it will procure at its cost and provide to the Bank updated real estate appraisals of the Properties every three years;

(e)       if requested by the Bank, it will procure at its cost and provide to the Bank a formal valuation report acceptable to the Bank on PriceSmart San Fernando on every third (3rd) anniversary of the date hereof;

(f)        it will provide the Bank with copies of all notices and other communications dispatched to its shareholders (or any class thereof) or its creditors (or any class thereof) concerning default or potential default in the payment of its debts when dispatched;

(g)       it will provide the Bank with such financial and other information concerning its business, assets and affairs and those of any members of the Group as the Bank may from time to time reasonably require except that it will not be obliged to provide any such information which is secret or confidential to it except on the basis of a confidentiality undertaking reasonably acceptable to it or if disclosure requires the consent of any third party which it will on request use best endeavours to obtain;

(h)       it will obtain, maintain in full force and effect and comply with all Material Consents, if any, and any conditions thereof;

(i)        it will not, without the prior written approval of the Bank, (such approval not to be unreasonably withheld or delayed)  make or permit any material change in the nature of its business or commence any new type of business materially different from its business at the date of this Agreement;

(j)        it will maintain insurances on or in relation to its business and assets with underwriters and insurance companies of repute against such risks of the kinds customarily insured against by, and in amounts reasonably and commercially prudent for, companies carrying on similar businesses, in particular it will confirm to the Bank procurement of insurance coverage for the full replacement value of any of the Properties within thirty (30) calendar days of the expiry of any fire or all perils insurance coverage ;

(k)       it will promptly inform the Bank, of any occurrence or circumstance of which it becomes aware which might adversely affect its ability to perform its obligations under this Agreement or any Related Document and of any Event of Default or Potential Default;

(l)       it will promptly inform the Bank, of any material litigation, arbitration or administrative proceedings to which the Borrower is a party;

Second Amended and Restated Loan Facility Agreement

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(m)       it will from time to time, forthwith on request by the Bank, deliver to it a certificate signed by two of its directors (acting without personal liability except in the case of wilful default or misconduct) confirming that to the best of their knowledge, save as may be notified in detail in such certificate, no Event of Default or Potential Default has occurred and is then subsisting and, without limitation, giving detailed computations so as to establish whether it is in compliance with Clause 10.5 to be accompanied by such evidence as to the information and matters contained in such certificate as the Bank may from time to time reasonably require;

(n)       it will promptly deliver to the Bank, and in any case no later than thirty (30) calendar days after the end of each financial year, copies of all rates and tax receipts;

(o)       it will conduct all transactions arising directly or indirectly out of this Agreement through or with the Bank (including but not limited to any foreign exchange dealings, any interest rate, currency rate or other debt-related derivative programs or any refinancing of the amounts owed hereunder);

(p)       it will ensure that at the end of each fiscal year the Loan to Value Ratio does not exceed sixty-one percent (61%);

(q)         unless the Bank provides its prior written consent to vary same, such consent not to be unreasonably withheld once all terms and conditions under this Agreement are being met to the satisfaction of the Bank, it will ensure that at all times at least fifty percent (50%) of Intercompany Debt is subordinated to the amounts owing by the Borrower to the Bank; and

(r)       it will not incur any Financial Indebtedness (other than the Indebtedness incurred under this Agreement or other Indebtedness outstanding as at the date hereof) unless the following conditions have been satisfied:

    (i)       the incurrence of the additional Financial Indebtedness will not cause the Borrower to breach the financial ratios prescribed at Clause 10.11 below;

    (ii)       the incurrence of the additional Financial Indebtedness will not be to the detriment of the Borrower’s operating cash flow or hamper in any way its ability to service the payments due to the Lender under this Agreement; and

    (iii)       the Borrower has given prior notice of the proposed incurrence of Financial Indebtedness to the Lender.

10.3    Negative Pledge

(1)    So long as any Commitment is in force or any monies or obligations are outstanding under this Agreement, the Borrower undertakes and agrees that, it will not, without the Bank’s prior written consent (such consent not to be unreasonably withheld), create or permit to subsist any Encumbrance, other than any Permitted Encumbrance, over all or any part of the Security Assets.  Subject as aforesaid, any mortgage, charge or other security interest created by the Borrower on the Security Assets in favour of any other lender shall be expressed (or if not

Second Amended and Restated Loan Facility Agreement

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specifically expressed shall be deemed) to be subject to the Security Interests created pursuant to the Security Instruments over the Security Assets, and the Borrower will procure that an equivalent security interest is given to the Bank in respect of its obligations hereunder effective from the effective date of such other security interest.

(2)    Paragraph (1) above shall not apply to any Encumbrance:

(a)    arising by operation of law and not as a result of any default or omission on the part of the Borrower or any other member of the Group having regard to the custom in the relevant trade for settlement of accounts;

(b)    arising under any retention of title arrangements entered into in the ordinary course of trading and not entered into primarily for the purpose of securing any Financial Indebtedness;

(c)    over goods or documents of title to goods arising in the ordinary course of documentary credit transactions;

(d)    created in favour of a plaintiff or defendant in any action, or the court or tribunal before which such action is brought, as security for costs or expenses where the Borrower is prosecuting or defending such action in its bona fide interests;

(e)    pursuant to any order of attachment, distraint, garnishee order or injunction restraining disposal of assets or similar legal process arising in connection with legal proceedings;

(f)    securing indebtedness incurred to refinance other indebtedness permitted to be secured under paragraphs (a) to (e) above inclusive and/or this paragraph (f), provided that the aggregate principal amount of the Indebtedness secured by such Encumbrance is not increased and such Encumbrance does not extend to any assets other than those which were subject to the Encumbrance securing the refinanced Indebtedness.

10.4    Disposals

The Borrower undertakes with the Bank that, so long as any Commitment is in force or any monies or obligations are outstanding under this Agreement, it will not without the prior consent of the Bank, such consent not to be unreasonably withheld, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any substantial part of the Security Assets save for leases of the Property to third parties on arms length commercial terms.

10.5     Ownership and Management

The Borrower will take such steps as are available to it to ensure that there is no change in ownership or management of the Borrower or any Guaranator during the Repayment Period.

Second Amended and Restated Loan Facility Agreement

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10.6    Dividends.

(1)    Except with the prior written consent of the Bank, such consent not to be unreasonably withheld, the Borrower will not:

(i)    pay dividends or extraordinary benefits to directors and managers;

(ii)    redeem or purchase any shares in its capital or take any steps to reduce its capital;

(iii)    redeem or prepay any loan stock issued by it; or

(iv)    pay any directors' fees or other fees or expenses otherwise than, in each case, in the ordinary course of business.

10.7    Reserved

10.8    Restriction on lending.

The Borrower will procure that the Guarantors do not make or agree to make, available any loan or other financial accommodation whatsoever to or for any person to the detriment of operating cash flow and servicing of the amounts due under this Agreement.

10.9     Transactions with connected persons.

Except with the prior written consent of the Bank, such consent not to be unreasonably withheld, the Borrower will not, and will procure that the members of the Group do not, directly or indirectly:

(i)    purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise have any dealings or enter into any transactions with, any connected person, except on terms no less favourable to such connected person than would apply in the case of arm's length contracts entered into in the ordinary course of business;

(ii)    make any loan or advance to any director, shareholder or subsidiary of the Borrower or guarantee the repayment of any loan made to any director, shareholder or subsidiary of the Borrower;

(iii)    to the detriment of operating cash flow and servicing of the amounts due under this Agreement, repay any loan made to the Borrower by any director or shareholder or subsidiary agreed with the lender as being quasi-equity.

10.10    Financial Statements

The Borrower will ensure that all audited financial statements prepared by it and each member of the Group and delivered pursuant to this Agreement shall be prepared in accordance with IFRS (as defined in Clause 10.11 below) as applicable and which have been, consistently applied in respect of each financial period or giving details of any inconsistency, on an individual and if applicable

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consolidated basis and that such financial statements shall contain a balance sheet giving a true and fair view of the state of affairs of the Borrower and the members of the Group as at the end of the period to which they relate and a profit and loss account giving a true and fair view of their profit or loss for such period.

10.11     Financial undertakings

(1)    So long as there remains any amount outstanding due to the Bank by the Borrower hereunder the Borrower undertakes with the Bank that it shall procure that:

    (a)    the Debt Service Coverage Ratio for PSMT shall not be less than 2.0:1;

    (b)    Bank Debt to EBITDA for PSMT shall not exceed 2.0:1; and

    (c)    Intercompany Debt to EBITDA for PSMT shall not exceed 2.0:1.

The Borrower’s compliance with the foregoing ratios shall be tested by the Bank half-yearly in arrears on a rolling twelve month, consolidated basis.

(2)    All calculations made at any time for the purposes of this Clause 10.11 shall be made by reference to the following:

    (a)    where such calculations relate to the date as at or to which financial statements of PSMT are prepared, the most recent such annual financial statements;

    (b)    where such calculations relate to a date on which half-yearly accounts or management accounts of PSMT are prepared, the most recent such semi-annual accounts; and

    (c)    if the Bank in its discretion so decides, the then most recent certificate of officers of the Borrower delivered under Clause 10.

adjusted in each case, as the Bank may in its discretion reasonably consider appropriate, to take account of any changes in the financial condition or circumstances of PSMT which occur after the date as at or to which such financial statements or accounts were or certificate was prepared.

(3)    The expressions used in this Clause 10.11 shall be construed in accordance with the accounting principles applied in connection with the preparation of the financial statements of PSMT for the year ended 2021 and subject thereto shall otherwise be construed in accordance with international financial reporting standards in Trinidad and Tobago, as appropriate, (in this clause referred to as ‘IFRS’) provided that:

    (a)    ‘Bank Debt’ means any Financial Indebtedness incurred by the Borrower, other than Intercompany Debt.

    (b)    ‘Debt Service Coverage Ratio’ at any time means the ratio of (a) EBITDA to (b) the sum of (i) interest payable on, and amortization of debt discount in respect of, all Financial

Second Amended and Restated Loan Facility Agreement

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Indebtedness of or by PSMT, plus (ii) principal amounts of all Financial Indebtedness payable of or by PSMT for or during the next twelve (12) month period;

    (c)    ‘EBITDA’ means (A) the sum of the net income (excluding any extraordinary and non-operating income and expenses including parent company charges for the preceding twelve (12) months) of PSMT for such period plus, (B) to the extent deducted in determining net income of PSMT for such period, the aggregate amount of (i) Interest Costs, (ii) income tax expense (including accrued income tax), (iii) depreciation expense, and (iv) amortization expense;

(d)    ‘Interest Costs’ means in relation to any financial period means the aggregate of all interest, fees, commissions, discounts (other than trade discounts) and other costs, charges or expenses accruing due from PSMT during such financial period in respect of Financial Indebtedness including without limitation:

        (i)    capitalised interest;

        (ii)    the portion of any payments under finance leases which exceeds the reduction of the principal indebtedness under such leases resulting from such payments; and

        (iii)    the amount by which the price payable on redemption of any debt securities issued by PSMT exceeds the original issue proceeds thereof;

        less interest (including capitalised interest) received by PSMT during such period.

(4)    If there is any dispute as to any computation under this Clause 10.11 or as to the interpretation of any of the terms defined in this Clause 10.11, the decision of the Bank shall, in the absence of manifest error, be conclusive and binding on the parties to this Agreement.

11    DEFAULT

11.1    Events of Default

There shall be an Event of Default if:

(a)    the Borrower fails to pay any principal or interest any other sum due under this Agreement or any Related Document within five (5) Business Days of the due date thereof; or

(b)    the Borrower commits any breach of any provision of Clauses 10.1(2) 10.2(a), 10.2(f), 10.3 through 10.9, or 10.11; or

(c)    the Borrower commits any material breach of any other provision of this Agreement or any Related Document and either such breach is in the reasonable opinion of the Bank not capable of remedy or such breach is in the reasonable opinion of the Bank capable of remedy and is not remedied within thirty (30) calendar days after the earlier

Second Amended and Restated Loan Facility Agreement

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of the date of notice by the Bank requiring such remedy or the date on which the Borrower first becomes aware of the breach; or

(c)    any representation or warranty made or deemed to be made or repeated by the Borrower in or pursuant to this Agreement or any Related Document is or proves to have been untrue or incorrect in any material respect when made or when deemed to be repeated with reference to the facts and circumstances existing at such time; or

(d)    any Financial Indebtedness of the Borrower is not paid when due or within any applicable grace period or becomes due or capable of being declared due prior to its stated maturity (and, in the case of a guarantee or an indemnity, is called) and is not, in the reasonable opinion of the Bank, being disputed promptly and in good faith; or

(e)    any Encumbrance to secure any Financial Indebtedness of the Borrower becomes enforceable; or

(g)    an encumbrancer takes possession or a receiver or administrative receiver or manager or sequestrator is appointed of the whole or any substantial part of the undertaking assets rights or revenues of the Borrower or a distress or other process is levied or enforced upon any of the assets rights or revenues of the Borrower and any such action is not lifted or discharged within thirty (30) calendar days; or

(h)    a petition is presented to, or any order is made by, any competent court for the appointment of an administrator in relation to the Borrower; or

(i)    the Borrower is, or is adjudicated or found to be, insolvent or stops or suspends payment of its respective debts or is (or is deemed to be) unable to or admits inability to pay its respective debts as they fall due or proposes or enters into any voluntary arrangement or any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to the Borrower under any law regulation or procedure relating to reconstruction or adjustment of debts; or

(j)    any petition is presented by any person (other than a petition which, in the reasonable opinion of the Bank, is frivolous or vexatious and which is withdrawn or stayed within thirty (30) calendar days) or any order is made by any competent court or any resolution is passed by the Borrower for its winding-up or dissolution or for the appointment of a liquidator of the Borrower (except for the purpose of a solvent amalgamation or reconstruction on terms and conditions which shall have first been approved by the Bank); or

(k)    the Borrower ceases or threatens to cease to carry on the whole or a substantial part of its business; or

(l)    this Agreement or any Related Document is or becomes (or is alleged to be) unlawful or unenforceable in any respect; or

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(m)    any Material Consent is withdrawn or revoked or expires or is modified or made subject to any condition which in the reasonable opinion of the Bank may materially and adversely affect the Borrower or its respective ability to perform or comply with any of its respective obligations under this Agreement or any Related Document; or

(n)    the Borrower becomes a subsidiary of any other person or one person or more than one person acting in concert (within the meaning of The Takeovers and Mergers By-Laws), not having such control at the date of this Agreement, obtain(s) control (as defined in section 4 of the Companies Act Chap. 81:01) of the Borrower; or

(o)    the Guarantee of any Guarantor is not (or is alleged by such person not to be) valid and in full force and effect; or

(p)    any event described in paragraphs (d) to (k) inclusive above or any analogous event occurs to or in respect of PSI, PSE, or any member of the Group; or

(q)    any other event or series of events or any circumstances whether related or not (including but without limitation any material adverse change in the financial, economic and political environment in Trinidad and Tobago, any adverse change in the business, assets or financial condition of the Borrower, PSI, PSE or any members of the Group, taken as a whole) occur(s) or arise(s) which, in the reasonable opinion of the Bank, may have a material adverse effect on the Borrower, PSI, PSE or any member of the Group, taken as a whole or its respective ability or willingness to perform or comply with any of its respective obligations under this Agreement and/or any Related Document (including but without limitation the obligations of the Borrower to make any payments under this Loan Agreement and the Related Documents).

11.2    Rights on a Default

The Bank may (without prejudice to any of its rights) upon and at any time after the happening of an Event of Default (whether or notice of same shall have been provided by the Borrower), so long as the same is continuing, by notice to the Borrower declare that:

(a)    the Commitment of the Bank and any obligation of the Bank to make any Advance shall be terminated, whereupon such Commitment shall be reduced to zero and such obligation shall be terminated forthwith; and/or

(b)    the Loan has become immediately due and payable, whereupon the Borrower shall forthwith repay the same together with all interest accrued and all other sums payable under this Agreement; and/or

(c)    the Loan has become due and payable on demand, whereupon the Loan and all interest and other sums payable under this Agreement shall at all times after such declaration be due and payable forthwith on demand.

Second Amended and Restated Loan Facility Agreement

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12    INDEMNITIES

12.1    Indemnities

The Borrower shall on demand indemnify the Bank against any liability, loss or expense which the Bank shall certify as incurred by it as a consequence of:

(a)    any default in payment by the Borrower of any sum under this Agreement when due;

(b)    the occurrence of any Event of Default;

(c)    any repayment of any Advance or part thereof being received otherwise than on a Payment Date;

(d)    the early breaking, termination or reversing (in whole or in part) of any agreement or arrangement entered into by the Bank with the Borrower or any third party for the purpose of or in connection with fixing, capping the rate of or otherwise hedging interest payable under this Agreement; or

(e)    any Advance not being made for any reason (excluding any default by the Bank) after a Drawdown Notice therefor has been given including in any such case, but not limited to, any loss of profit and any loss or expense incurred in maintaining or funding the Loan or any Advance or other sum or in liquidating or re-employing deposits from third parties acquired or contracted for in order to effect or maintain the same.

12.2    Currency

If, under any applicable law or regulation or pursuant to a judgment or order being made or registered against or the liquidation of the Borrower or without limitation for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the ‘payment currency’) other than the currency in which such payment is expressed to be due under or in connection with this Agreement (the ‘contractual currency’) then, to the extent that the amount of such payment actually received by the Bank, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Agreement, the Borrower, as a separate and independent obligation, shall indemnify and hold harmless the Bank against the amount of such shortfall.  For the purposes of this Clause, the ‘rate of exchange’ means the rate at which the Bank is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the Borrower shall be liable for) any premium and other costs of exchange including any Taxes incurred by reason of any such exchange.

Second Amended and Restated Loan Facility Agreement

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13    TAXES

13.1    Grossing up payments

All payments to be made by the Borrower under this Agreement shall be made free and clear of and without deduction for or on account of Taxes unless the Borrower is required to make such a payment subject to the deduction or withholding of Taxes, in which case the amount payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives and retains (free from any liability in respect of any such deduction or withholding) a net amount equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

13.2    Notification

If at any time the Borrower is required by law to make any deduction or withholding from any sum payable by it under this Agreement (or if subsequently there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), it shall promptly notify the Bank upon becoming aware of the same.

13.3    Tax receipts

If the Borrower is required to make any deduction or withholding from any payment hereunder, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Bank within thirty (30) calendar days after it has made such payment to the applicable authority an original official receipt issued by such authority and any other appropriate evidence of the payment to such authority of all amounts so required to be deducted or withheld.

13.4    Indemnity

The Borrower shall indemnify and hold harmless the Bank against, and reimburse it on demand, the amount of any Taxes so deducted withheld or accounted for and paid by the Borrower whether or not such Taxes were correctly or legally assessed or demanded.

14    CHANGES IN CIRCUMSTANCES

14.1    Illegality

If at any time it is or becomes unlawful, or contrary to any request from or requirement of any central bank or other fiscal monetary or other authority (whether or not having the force of law), for the Bank to make fund or allow to remain outstanding any Advance or part of the Loan, then the Bank shall promptly after becoming aware of the same deliver to the Borrower a certificate to that effect and:

Second Amended and Restated Loan Facility Agreement

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(a)    the Bank shall not thereafter be obliged to make any Advance and its Commitment shall be reduced to zero; and

(b)    if the Bank so requires, the Borrower shall not later than such date as the Bank shall have specified (such date not being earlier than seven (7) Business Days prior to the latest permitted date) repay each Advance together with accrued interest thereon and any other amounts then due to the Bank hereunder.

15    GENERAL

15.1    Set-off

(1)    The Bank may, without prior notice to the Borrower, apply any credit balance (whether or not then due and in whatever currency) which is at any time held by any office or branch of the Bank for the account of the Borrower in or towards satisfaction of any sum then due and payable from the Borrower under this Agreement or any Related Document and in respect of which a default in payment has occurred. The Bank will promptly notify the Borrower of such application.

(2)    For the purposes of exercising any rights under this Clause, or any rights under the general law, the Bank may convert or translate all or any part of such a credit balance into another currency applying a rate which in its opinion fairly reflects prevailing rates of exchange.

(3)    The Bank is not obliged to exercise any of its rights under this Clause, which shall be without prejudice and in addition to any rights under the general law.

(4)    In this Clause ‘rights under the general law’ means any right of set off, combination or consolidation of accounts, lien or similar right which the Bank has under any applicable law.

15.2    Assignment and Facility Offices

(1)    This Agreement shall be binding upon, and enure for the benefit of, each of the parties hereto and their respective successors and permitted assigns (and any person to whom the Bank shall transfer or novate any rights and/or obligations under this Agreement).

(2)    The Borrower may not, without the prior written approval of the Bank, such approval not to be unreasonably withheld, assign or transfer any of its rights, benefits or obligations under this Agreement.

(3)    Upon twenty-one (21) calendar days’ prior written notice to the Borrower of any such intended assignment or transfer, the Bank may assign all or any part of its rights or benefits or transfer all or any part of its obligations under this Agreement or any Related Document. The Borrower shall enter into all documents specified by the Bank to be necessary to give effect to any such assignment or transfer.

Second Amended and Restated Loan Facility Agreement

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(4)    Upon twenty-one (21) calendar days’ prior written notice to the Borrower of any such intended disclosure, the Bank may disclose on a confidential basis to any actual or potential assignee or transferee of any rights, benefits or obligations under this Agreement or any Related Document such information about the Borrower and its business and financial condition as the Bank shall reasonably consider appropriate.

(5)    The Bank may at any time and from time to time change its facility office (being the office out of which it will make available and maintain its Commitment and/or any Advance or any part thereof) in which event it will promptly give the Borrower notice thereof.

15.3    Notices

(1)    Every notice or other communication under this Agreement shall be in writing and may be delivered personally or by letter or facsimile transmission despatched as follows:

(a)    if to the Bank, at its address specified at the head of this Agreement or to the following numbers:

FirstCaribbean International Bank (Trinidad & Tobago) Limited

74 Long Circular Road

Maraval

Fax No. + (868) 622-4989

Attention: The Managing Director

(b)    if to the Borrower, at its address specified below or its registered or  principal office for the time being or to the following numbers:

PriceSmart Realty (TT) Limited

    Corner Endeavour Road and Narsaloo Ramaya Road,

    Chaguanas

Facsimile + (868) 671-1865

    for the attention of: The Regional Financial Controller

    With a courtesy copy to:

General Counsel

    PriceSmart, Inc.

    9740 Scranton Rd, Ste. 125

    San Diego, California USA  92121

    Facsimile +(858) 404-8828

Second Amended and Restated Loan Facility Agreement

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or (in any case) to such other address and/or facsimile number as may be notified in accordance with this Clause by the relevant party to the other party for such purpose.

(2)    Every notice or other communication shall, subject as otherwise provided in this Agreement, be deemed to have been received (if sent by post) 24 hours after dispatch and (if delivered personally or by facsimile transmission) at the time of delivery or dispatch if during normal business hours in the place of intended receipt on a Business Day in that place and otherwise at the opening of business in that place on the next succeeding such Business Day, provided that any notice or communication to be made or delivered to the Bank shall be effective only on actual receipt by the Bank.

15.4    Waivers

No delay or omission on the part of the Bank in exercising any right or remedy under this Agreement shall impair that right or remedy or operate as or be taken to be a waiver of it, nor shall any single partial or defective exercise by the Bank or any such right or remedy preclude any other or further exercise under this Agreement of that or any other right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

15.5    Severance

If at any time any of the provisions of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law or regulation of any jurisdiction, neither the legality, validity and enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

15.6    Counterparts

This Agreement may be executed in any number of counterparts in which case this Agreement will be as effective as if all signatures on the counterparts were on a single copy of this Agreement.

15.7    Language

All notices or communications under or in connection with this Agreement (including without limitation documents to be delivered pursuant to Clause 4.1) shall be in English or, if in any other language, accompanied by a translation into English certified as the Bank may require. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

15.8    Law and jurisdiction

(1)    This Agreement shall be governed by and construed in accordance with Trinidad and Tobago law.

Second Amended and Restated Loan Facility Agreement

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(2)    The Borrower irrevocably agrees for the exclusive benefit of the Bank that the courts of Trinidad and Tobago shall have jurisdiction to hear and determine any suit action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and for such purposes hereby irrevocably submits to the jurisdiction of such courts.

(3)    Nothing contained in this Clause shall limit the right of the Bank to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

(4)    The Borrower irrevocably waives any objection which it may have now or in the future to the courts of Trinidad and Tobago being nominated for the purpose of sub-clause (2) above and agrees not to claim that any such court is not a convenient or appropriate forum.

AS WITNESS this Agreement has been duly executed the day and year first above written.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK – SIGNATURES APPEAR AFTER THE SCHEDULES]

Second Amended and Restated Loan Facility Agreement

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SCHEDULE 1

Drawdown Notice

To: FirstCaribbean International Bank (Trinidad & Tobago) Limited

74 Long Circular Road

Maraval

For the attention of: The Managing Director

Date [________] 20[________]

Dear Sirs,

Loan Agreement dated February [________] 2021

We wish to draw down the Facility Amount under the above Loan Agreement as follows:

(a)    Drawdown Date: [________] 20[________]

(b)    Amount due for Financing Costs: US$[________]

(c)    Bank account to which balance of proceeds are to be paid: [________]

We confirm that:

(a)    the matters represented by us and set out in Clause 10 of the Loan Agreement are true and accurate on the date of this notice as if made on such date; and

(b)    no Event of Default or Potential Default, each as defined in the Loan Agreement, has occurred and is continuing or would result from the drawing of the proposed Advance.

Yours faithfully,

for and on behalf of

PRICESMART REALTY (TT)  LTD

By:______________________

Name:

Title:

Second Amended and Restated Loan Facility Agreement

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SCHEDULE 2

Conditions Precedent

In this Schedule, ‘certified’ means certified by a director or another duly authorised officer of the Borrower or other relevant company as being a true complete and up-to-date copy as at a date no earlier than the date of this Agreement.  Each of the following, unless waived, must be delivered to the Bank or its counsel at or before closing:

(1)    A certified copy of the articles and by-laws and the register of members of the Borrower.

(2)    A certified copy of a resolution of the board of directors of the Borrower to be provided approving the terms of this Agreement and any Related Document required to be delivered under this Agreement to which it is expressed to be a party, authorising the person(s) executing the same to do so and authorising a person or persons to sign Drawdown Notices and all notices or other communications to be given or made by or on behalf of the Borrower under this Agreement or any such Related Document.

(3)    A certified copy of a resolution of the board of directors of each Guarantor and a special resolution duly passed by its members in general meeting, each approving any Related Document to which it is expressed to be a party and authorising the person or persons signing the same to do so.

(4)    A certified copy of a solvency certificate issued by a duly authorised officer of each of the Borrower and the Guarantors confirming compliance with the provisions of Section 56 of the Companies Act.

(5)    A specimen signature, authenticated to the satisfaction of the Bank, of each person authorised to sign by the resolutions referred to in paragraphs (2) and (4) above.

(6)     Each fee payable pursuant to Clause 7 to the extent due and payable.

(7)    Each Second Supplemental Security Instrument has been executed and delivered and is valid and binding and in full force and effect.

(8)    Evidence that all property taxes and other statutory payables related to the Properties and the Borrower are fully paid up and up to date.

(9)    The written consent of RBC Royal Bank (Trinidad & Tobago) Limited to the Loan and to the Security Interests created in respect thereof by the Borrower, PSMT and PSOL respectively.

(10)    A certified copy of the latest (consolidated) audited annual financial statements of PSMT Trinidad/Tobago Limited.

(11)    The successful preparation, negotiation and execution of all necessary legal documentation to the satisfaction of the Bank.

(12)    The absence of any material change in the financial, political, economic or other conditions in Trinidad and Tobago that could, in the sole opinion of the Bank, affect the success of the Borrower or its ability to make any payments hereunder.

Second Amended and Restated Loan Facility Agreement

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(13)    No material adverse market condition has occurred in the sole opinion of the Bank.  In the event of such occurrence, the Bank will have the right to vary the terms or pricing of the financing provided in this Agreement if it determines that such changes would be advisable and necessary, but will consult with the Borrower prior to implementing any changes it deems necessary.  The Borrower will have the right to withdraw from the transaction if the changes in the terms or pricing are not acceptable to it without incurring any incremental costs other than the Financial Costs.

(14)      A recent appraisal over PriceSmart San Fernando prepared by an appraiser acceptable to the Bank showing a market value of not less than US$15,500,000.00.

Second Amended and Restated Loan Facility Agreement

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SCHEDULE 3

Original Security Instruments

1.    The debenture (‘Original Debenture – PSMT’) dated the 19th day of February, 2009 and made between PSMT and the Bank whereby PSMT created in favour of the Bank fixed charges by way of mortgage and floating charges over all of its present and future assets as security for the repayment of all moneys and liabilities specified therein, ranking second only to the Debenture – RBTT.

2.    The debenture (‘Original Debenture – PSOL’) dated the 19th day of February, 2009 and made between PSOL and the Bank whereby PSOL created in favour of the Bank fixed charges by way of mortgage and floating charges over all of its present and future assets as security for the repayment of all moneys and liabilities specified therein, ranking second only to the Debenture – RBTT.

3.    The debenture dated (‘Original Debenture – PST’) the 19th day of February, 2009 and made between the Borrower and the Bank whereby the Borrower created in favour of the Bank fixed by way of mortgage and floating charges over all of the Borrower’s present and future assets as security for the repayment of all moneys and liabilities specified therein, ranking second only to the Debenture – RBTT.

4.    The collateral mortgage (‘Original Collateral Mortgage’) dated the 19th day of February, 2009 registered as DE200900484926D001 made by the Borrower in favour of the Bank by which the Borrower created a first mortgage over the property known as PriceSmart San Fernando as more properly described in the schedule thereto granted by way of further and/or additional and/or collateral security to that created by the Original Loan Agreement.

5.    The joint and several guarantee and indemnity ('Original Guarantee')  dated the 19th day of February, 2009 made by PSMT and PSOL in favour of the Bank.

6.    The deed of subordination (‘Original Deed of Subordination’) dated the 19th day of February, 2009 entered into in favour of the Bank by the Borrower, PSI and PMST subordinating fifty percent (50%) of the Intercompany Debt to the amounts owing by the Borrower to the Bank.

Second Amended and Restated Loan Facility Agreement

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SIGNATORIES TO THE AGREEMENT:

in the presence of duly authorised signatory by order of the Board of Directors and signed by them in conformity with the Articles of Incorporation and By-laws thereof in the presence of:	Controller – Caribbean Region Sr. Accounting Manager – Trinidad & Tobago

THE COMMON SEAL of PRICESMART REALTY (TT) LTD was hereunto affixed by its duly authorised signatory in the presence of

its duly authorised signatory by order of the Board of Directors and signed by them in conformity with the Articles of  Incorporation and By-laws thereof  in the presence of:

Name of Witness: ………………………...

Signature:………………………………….

Occupation: ………………………………

Address: …………………………………..

…………………………………………….

/s/ Salisha A. Sieupersad

................................................................

Name:

Title: Controller – Caribbean Region

/s/ Dhanraj Mahabir

................................................................

Name:

Title: Vice President of Operations – Caribbean Region

Second Amended and Restated Loan Facility Agreement

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THE COMMON SEAL of FIRSTCARIBBEAN INTERNATIONAL BANK (TRINIDAD & TOBAGO) LIMITED was hereunto affixed by its Secretary in the presence of

one of its Directors by order of the Board of Directors and signed by them in conformity with the Articles of  Incorporation thereof  in the presence of:

Name of Witness: ………………………...

Signature:………………………………….

Occupation: ………………………………

Address: …………………………………..

…………………………………………….

Countersigned /s/ ................................................................ Name: Title: ................................................................ Name: Title:

Second Amended and Restated Loan Facility Agreement

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